                                                                   EXHIBIT 10.9

                       MASTER SOFTWARE LICENSE AGREEMENT

                                    BETWEEN

                     GENESYS TELECOMMUNICATIONS LABORATORIES

                                      AND

                       MCI TELECOMMUNICATIONS CORPORATION



                                January 31, 1996


* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS


                                                        Page
                                                        ----

ARTICLE 1 -- DEFINITIONS..............................    1

ARTICLE 2 -- APPLICABILITY OF AGREEMENT...............    2

ARTICLE 3 - LICENSE...................................    3

ARTICLE 4 -- PRICE AND PAYMENT........................    5

ARTICLE 5 -- LIMITED WARRANTY.........................    5

ARTICLE 6 -- DISCLAIMER...............................    6

ARTICLE 7 -- MAINTENANCE SERVICES.....................    7

ARTICLE 8 -- PROPRIETARY RIGHTS.......................    7

ARTICLE 9 -- CONFIDENTIALITY..........................    7

ARTICLE 10 -- INTELLECTUAL PROPERTY RIGHT INDEMNITY...    9

ARTICLE 11 -- LIMITATION OF LIABILITY AND REMEDIES....   11

ARTICLE 12 -- SOURCE CODE ESCROW......................   11

ARTICLE 13 -- TERM AND TERMINATION....................   12

ARTICLE 14 -- GENERAL.................................   13


          This MASTER SOFTWARE LICENSE AGREEMENT ("Agreement"), dated as of January 31, 1996 ("Effective Date"), is made and entered into by and between GENESYS TELECOMMUNICATIONS LABORATORIES, a California corporation with offices at 1111 Bayhill Drive, Suite 180, San Bruno, CA 94066 ("Genesys") and MCI TELECOMMUNICATIONS CORPORATION, a Delaware corporation with offices at 1801 Pennsylvania Ave., N.W., Washington, D.C. 20006 ("MCI").

                            ARTICLE 1 -- DEFINITIONS

     1.1 "Affiliate" means, with respect to a named party, any corporation, partnership, joint venture or other entity controlling, controlled by or under common control with such party.

     1.2 "Applicable Specification" means the functional and operational characteristics of the Licensed Software as described in Licensor's current Documentation, published product description and technical manuals, together with such other performance, scaleability or other operational requirements and standards agreed to between the parties and set forth in an attachment hereto or as a part of MCI's purchase order, either of which shall be deemed to be incorporated as a part hereof.

     1.3 "Confidential Information" means information of a party (the "Owner") which relates, respectively, to the matters contemplated by this Agreement, including trade secrets, business and technical information and data, or which, although not related to matters, is nevertheless disclosed to the other party (the "Recipient") as a result of the relationship between the parties established by this Agreement and which, in any case, (i) is disclosed by the Owner to the Recipient in document, electronic media, or other form bearing an appropriate legend indicating its confidential or proprietary nature, (ii) which, if initially disclosed orally or visually is identified as confidential at the time of disclosure and a written summary thereof, also marked with such a legend, is provided to the Recipient within fifteen (15) days of the initial disclosure, or (iii) is by its very nature, in the ordinary course of business, customarily understood to be confidential or proprietary information, including, but not limited to the object code of the Licensed Software and related Documentation, product development plans, internal hardware and software systems architecture, and unannounced business plans.

     1.4 "Designated CPU" means a central processing unit or file server machine as identified by the serial number and location in the Purchase Order under which a license to Licensed Software is being obtained by MCI:

     1.5 "Documentation" means manuals and other documentation which are generally made available to licensees of the Licensed Software together with such other documentation specifically made available to MCI by Genesys with the Licensed Software.

     1.6 "Licensed Software" means the software programs described in Exhibit A attached hereto, in object code format, including any accompanying Documentation, and including all corrections, modifications, enhancements and upgrades to such software which may be provided to MCI by Genesys hereunder pursuant to the terms of Article 7 below.

     1.7 "Simultaneous Users" means the number of end-users permitted to concurrently access and use, at the same time, the Licensed Software.

                    ARTICLE 2 -- APPLICABILITY OF AGREEMENT

     2.1 This Agreement establishes the general terms and conditions under which MCI and its Affiliates (collectively, and individually, "MCI") shall now or in the future acquire from Genesys its services and a license to use Genesys's proprietary computer software systems or programs and related documentation, all of which are referred to in this Agreement as a "Licensed Software" (whether singular or plural).

     2.2 Genesys's current product listing of all Licensed Software is attached hereto as Exhibit A. Genesys shall, from time to time during the Term, at the request of MCI, provide MCI with new listing Licensed Software as the same may come available.

     2.3 Genesys shall not be obligated to provide any Licensed Software to MCI and MCI shall not be obligated to pay for or accept any Licensed Software by virtue of this Agreement alone without the issuance of a purchase order (herein, "Purchase Order") by MCI and the written acceptance thereof by Genesys. Any such Purchase Order shall specifically reference this Agreement. The specified Licensed Software, term (period of usage) and effective date of the license, Applicable Specifications, shipping and billing information, payment terms, delivery date of the Licensed Software, eligible computer site(s), Designated CPU(s), Simultaneous User restrictions, operating system, license fee, maintenance services or charges, as may be relevant, and any other matter not provided for herein, shall be specified in such Purchase Order. The terms and conditions of this Agreement shall control over any pre-printed words on a Purchase Order. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms on any Purchase Order, the terms of this Agreement shall control unless such Purchase Order terms are approved in writing by the parties' legal counsel.

                             ARTICLE 3 -- LICENSE

          3.1  Software License.  Subject to the terms and conditions of this
               ----------------
Agreement, for each Purchase Order issued by MCI and accepted by Genesys, Genesys shall grant MCI a [*] (except as otherwise provided in Section 14.1), [*] license to use the applicable Licensed Software in [*] solely on the Designated CPU, [*] for the use by the number of Simultaneous Users for such Designated CPU specified in the Purchase Order for the purposes of MCI's business and the business(es) of its Affiliates.

          3.2  Delivery and Acceptance.
               -----------------------

          (A) Upon final acceptance by Genesys of a Purchase Order, MCI shall pay the license fee referenced and in accordance with the payment schedule specified in the Purchase Order or an exhibit or schedule thereto ("License Fee"). The initial installation for the Licensed Software will be performed by Genesys during MCI's normal working hours and will include the products and services listed in the Purchase Order, to be provided according to the schedule specified therein. Genesys will notify MCI when installation of the Licensed Software has been completed. Genesys agrees to deliver, at the time of such installation, Documentation in form and substance reasonably satisfactory to MCI. Following installation, unless otherwise specified in the Purchase Order, MCI shall have a period of [*] days for inspection and testing of the Licensed Software to determine conformance with the Applicable Specifications for the Licensed Software (the "Acceptance Criteria"). The designation in any Purchase Order of an acceptance period of less than [*] days shall not be effective unless such Purchase Order is countersigned by an MCI representative of Director level. If any feature or module of the Licensed Software is found not to conform, MCI shall, within the inspection period, notify Genesys and provide a detailed description of such defects. Following confirmation by Genesys of such defects, Genesys will provide MCI with a corrected version of the Licensed Software, and if Genesys fails to deliver such corrected version within a reasonable time (not to exceed [*] days from MCI's notification to Genesys), MCI will have the option of canceling the Purchase Order within the next [*] business days. In the event MCI exercises such option, MCI shall return all copies of the Licensed Software and the Documentation to Genesys; Genesys shall promptly refund to MCI all amounts paid by MCI to Genesys pursuant to the applicable Purchase Order, and neither party shall have any future obligations or liability under that Purchase Order with respect to the relevant Licensed Software. Such full refund and cancellation shall be MCI's sole and exclusive remedy for rejection of the Licensed Software.

          (B) Upon acceptance by MCI of the Licensed Software pursuant to
Section 3.2(A) or if MCI fails to notify Genesys of any defects within the inspection period specified therein, the Licensed Software shall be deemed accepted. MCI's sole remedy for correction of problems after acceptance shall be under the Limited Warranty set forth in Article 5 below.

                      * Confidential Treatment Requested

          3.3  Archival Copies.  MCI may make a reasonable number of copies of
               ---------------
the Licensed Software for archival purposes; provided, however, that MCI may make a reasonable number of copies of Documentation for the use of MCI's employees in their use of the Software. MCI agrees to reproduce and include any copyright or proprietary notices of Genesys on all copies, in whole or in Part, of the Licensed Software or Documentation.

          3.4  Back-Up Hardware.  A single back-up or replacement CPU or file
               ----------------
server may be used as a substitute for a Designated CPU at any time; provided, however, that MCI provides Genesys with written notice of such hardware substitution, including information regarding the replacement hardware as required for the Designated CPU in Exhibit A, within seven (7) days of such replacement.

          3.5  No Other Rights.  This Agreement transfers to MCI neither title
               ---------------
nor any proprietary or intellectual property rights to the Licensed Software, Documentation or any copyrights, patents or trademarks embodied or used in connection therewith, and except for the rights expressly granted herein, MCI receives no other rights in or to the Licensed Software, Documentation and intellectual property, either by implication, estoppel or otherwise. Accordingly, MCI shall have no other rights with respect to the Licensed Software other than the license expressly set forth herein.

          3.6  License Restriction.  MCI agrees that it will not itself, or
               -------------------
through any parent, subsidiary, Affiliate, agent or other third party:

          (A) sell, lease, license or sublicense the Licensed Software or Documentation (except as otherwise provided in Section 14.1);

          (B) decompile, disassemble or reverse engineer the Licensed Software, in whole or in part, or otherwise attempt to derive source code therefrom;

          (C) allow access to the Licensed Software by any Simultaneous User other than MCI's employees, employees of MCI's customers, dealer and distributors who use such Licensed Software solely for the purpose of conducting business with MCI, and independent contractors and consultants who have a need to access the Licensed Software for the purpose of performing services for or on behalf of MCI and in accordance with the use restrictions contained herein; or

          (D) write or develop any derivative works based upon the Licensed Software (except as otherwise permitted by Section 12.3) or upon any Confidential Information of Genesys.

                         ARTICLE 4 -- PRICE AND PAYMENT

          4.1  Price.  In consideration for the rights granted MCI hereunder,
               -----
MCI
agrees that it shall, upon acceptance by Genesys of an MCI Purchase Order, pay Genesys the [*], and the [*], if applicable, in accordance with the payment schedule set forth in the Purchase Order. If the Purchase Order fails to specify a payment schedule, the [*] shall be due and payable as follows: [*] percent ([*]%) [*] of the [*] and [*] percent ([*]%) [*] of the relevant [*]; and, [*]
fees shall be payable, [*], within [*] business days of [*] for the [*], which [*] shall submit at the [*] for the relevant [*].

          4.2  Payment Terms. Except for the [*] and the [*], all amounts due
               -------------
               Genesys shall be paid within forty-five (45) days of MCI's receipt of the relevant invoice from Genesys.

          4.3  Taxes.  Unless otherwise agreed in writing, MCI shall be
               -----
responsible for all taxes, duties or charges of any kind (including withholding or value added taxes) imposed by any federal, state, or local governmental entity for products or services provided under this Agreement, excluding only taxes based solely on Genesys's net income. When Genesys has the legal obligation to collect such taxes, the appropriate amount shall be invoiced to MCI unless MCI provides Genesys with a valid tax exemption certificate authorized by the appropriate taxing authority. MCI shall hold Genesys harmless from all claims and liability arising from MCI's failure to pay any such taxes, duties, or charges.

                         ARTICLE 5 -- LIMITED WARRANTY

          5.1  Software Media Warranty.  Genesys warrants that the media in
               -----------------------
which the Licensed Software is embodied and the media on which any Update (as defined in the Software Maintenance Agreement entered into between the parties as of even date herewith ("Maintenance Agreement")) is delivered will be free from material defects for a period of [*] days from the delivery date of the Licensed Software or the Update to MCI. [*] and [*] under this warranty will be to [*] on which such Licensed Software or Update was delivered. Genesys shall have [*] any [*] media which is not [*] to Genesys within the warranty period or which has [*] or [*].

          5.2  Software Warranty.  Genesys warrants that for a period of [*]
               -----------------
days from the delivery of the Licensed Software or any subsequent Update, the Licensed Software and such Update, if used by MCI in accordance with the then-current Documentation therefor, shall operate in conformity with the Applicable Specifications. Genesys [*], however, that the Licensed Software will [*] or that the [*] will be [*] or [*].

                      * Confidential Treatment Requested

[*], and [*], and [*] and [*], under this limited Software Warranty shall be, at [*], to [*] to attempt, through reasonable efforts, (i) to [*] any material nonconformities discovered within the relevant [*]-day warranty period or (ii) to [*] the nonconforming Licensed Software or subsequent Update [*] which [*]. If Genesys is unable to achieve (i) or (ii) within a reasonable time (not to exceed [*] days from MCI's notification to Genesys of a material nonconformity), Genesys shall [*] to MCI all [*] by [*] to [*] pursuant to the relevant Purchase Order, MCI shall [*] all relevant copies of the Licensed Software and the Documentation to Genesys, and [*] with respect to such Licensed Software. The above remedies are available [*] if Genesys is [*], upon discovery of the nonconformities by MCI, and that the Licensed Software has not been used, adjusted or installed other than in accordance with this Agreement and the most recent version of Documentation provided to MCI by Genesys.

          5.3  Warranty of Title.  Genesys warrants that it owns all rights and
               -----------------
interest in and has the marketing and distributing rights to the Licensed Software as is necessary to provide MCI with the license rights set forth herein.

          5.4  Warranty Regarding Software Viruses.  Genesys warrants that it or
               -----------------------------------
its employees shall not negligently or knowingly introduce a virus into MCI's operating environment during the performance of services under this Agreement or through the provision of Licensed Software. For the purposes of this Agreement, a "virus" shall mean a computer code which may provide functions outside those identified for the Licensed Software in the latest Documentation provided by Genesys to MCI.

                            ARTICLE 6 -- DISCLAIMER

          6.1 EXCEPT FOR THESE EXPRESS LIMITED WARRANTIES, NEITHER GENESYS NOR ANY OF ITS SUPPLIERS MAKE ANY WARRANTIES EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE LICENSED SOFTWARE, AND GENESYS AND ITS SUPPLIERS EXPRESSLY DISCLAIM ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                       ARTICLE 7 -- MAINTENANCE SERVICES

          7.1 Genesys agrees to offer maintenance and support for the Licensed Software subject to the terms and conditions for such services as described in the Maintenance Agreement.

                        ARTICLE 8 -- PROPRIETARY RIGHTS

                      * Confidential Treatment Requested

          8.1 MCI acknowledges that Genesys and its suppliers retain all right, title and interest in and to the original, and any copies, of the Licensed Software or Documentation, and ownership of all patent, copyright, trade secret and other intellectual property rights pertaining thereto, shall be and remain the sole property of Genesys. MCI shall not be an owner of any copies of, or any interest in, the Licensed Software, but rather, is licensed pursuant to this Agreement to use such copies. Genesys represents that it has the authority to enter into this Agreement and to grant the licenses provided herein.

                          ARTICLE 9 -- CONFIDENTIALITY

          9.1  General.  Recipient may use Confidential Information of Owner
               -------
only for the purpose of fulfilling its obligations as set forth in this Agreement and for no other purpose. Recipient shall protect such Confidential Information from disclosure to others using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to (i) its Affiliates who agree, in advance, in writing, to be bound by this Agreement, and (ii) to its employees and consultants, and its Affiliates' employees and consultants, who have a need to know, for the purpose of this Agreement, and who are bound to protect the received Confidential Information from unauthorized use and disclosure under the terms of a written agreement no less restrictive than the terms herein. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Owner.

          9.2  Exceptions.
               ----------

          (A) The restrictions of this Agreement on use and disclosure of Confidential Information shall not apply to information that:

               (1) Was publicly known at the time of Owner's communication thereof to Recipient;

               (2) Becomes publicly known through no fault of Recipient subsequent to the time of Owner's communication thereof to Recipient;

               (3) Was in Recipient's possession free of any obligation of confidence at the time of Owner's communication thereof to Recipient;

               (4) Is developed by Recipient independently of and without reference to any of Owner's Confidential Information or other information that Owner disclosed in confidence to any third party;

               (5) Is rightfully obtained by Recipient from third parties authorized to make such disclosure without restriction; or

               (6) Is identified by Owner as no longer proprietary or confidential.

          (B) In the event Recipient is required by law, regulation or court order to disclose any of Owners Confidential Information, Recipient will promptly notify Owner in writing prior to making any such disclosure in order to facilitate Owner seeking a protective order or other appropriate remedy from the proper authority. Recipient agrees to cooperate with Owner in seeking such order or other remedy. Recipient further agrees that if Owner is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

          9.3  Return of Confidential Information.  All Confidential Information
               ----------------------------------
disclosed under this Agreement (including information in computer software or held in electronic storage media) shall be and remain the property of Owner.
All such information in tangible form shall be returned to Owner promptly upon written request or the termination or expiration of this Agreement, and shall not thereafter be retained or used in any form by Recipient.

          9.4  Terms.  The parties agree that the terms and conditions of this
               -----
Agreement shall be treated by each party as the Confidential Information of the other party, and that neither party shall disclose the contents of this Agreement without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as Confidential Information and that either party may disclose the terms and conditions of this Agreement

          (A) under the circumstances and subject to the conditions set forth in
Section 9.2;

          (B) in confidence, to such party's legal counsel;

          (C) in confidence, to such party's accountants; or

          (D) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

Notwithstanding the foregoing, either party may, without the other party's prior consent, disclose the aggregate dollar amounts associated with this Agreement (but no other terms and conditions), in confidence to its banks, proposed investors and financing sources.

          9.5  Remedies.  Each party acknowledges that the breach of any of its
               --------
obligations under this Article 9 is likely to cause or threaten irreparable harm to the other party and, accordingly, each party agrees that in such event, the other party shall be entitled to equitable relief to protect its interests therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

              ARTICLE 10 -- INTELLECTUAL PROPERTY RIGHT INDEMNITY

          10.1 Indemnity.  Genesys agrees, at its own expense, to defend or, at
               ---------
its option, to settle any claim or action brought against MCI [*] based on an allegation that MCI's [*] of the Licensed Software within the scope of the license granted hereunder (a) infringes a patent under the laws of [*] (or, in the event of the expiration or termination of the treaty, the countries signatory at the time of such expiration or termination), or (b) infringes a copyright, trademark, or other intellectual property right of a third party or constitutes misuse or misappropriation of a trade secret under the laws of any country (a claim under either (a) or (b) herein, an "Infringement"), and to indemnify MCI against all [*] which may be assessed against MCI under any such claim or action. Promptly after receipt [*] of notice of any claim or the commencement of any claim for which indemnification or reimbursement may be sought hereunder, [*] shall give written notice to [*] thereof, but the failure to so notify [*] shall [*] it may have [*] hereunder [*] shall be obligated to [*] of such claim, [*], and shall have [*] and [*] over the [*] or [*] of such claim, provided that [*] will be required to the extent (i) any such [*] or [*] will impose any obligation whatsoever [*] that is [*] or [*], or [*] other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations [*], or (ii) [*] will not be [*] of [*] pursuant to such [*] or [*], including the [*] to pay when due [*] to pay pursuant to such [*] or [*]. [*] shall have the right, [*], to [*] in the investigation [*] of such claim, [*]. [*] shall otherwise provide reasonable [*] with respect to such claim, provided that [*] for its [*] with respect thereto. Moreover, should any of the Licensed Software become, or, in [*], be likely to become, the subject of a claim of [*], or should [*] use thereof be finally [*], [*] and [*]:

          (A) [*] the right to [*] such material; or

          (B) [*] or [*] such material to make it [*] provided

                      * Confidential Treatment Requested
such [*] or [*] is the functional equivalent of the Licensed Software in light of the Applicable Specifications, and [*] for any additional [*], and [*] and caused by any such [*] or [*]; or

          (C) If neither of the foregoing can be suitably accomplished, [*] for all [*] of the [*] paid for the Licensed Software pursuant to this Agreement, provided that such amounts shall be [*] beginning with the [*] of the Licensed Software (i.e., a change from version A.x to version B.0) was received [*].

          10.2 Exceptions.
               ----------

          (A) Notwithstanding the provisions of Section 10.1 above, [*] for [*] claims to the extent arising from (i) the [*] of the Licensed Software with other products [*] and not within the [*] given the use for which the Licensed Software was designed; (ii) any [*] to the Licensed Software unless such [*] was made or otherwise authorized [*]; or (iii) any [*] held by [*] derived through [*] issued by the countries other than [*] .

          (B) Notwithstanding anything in Section 10.1 to the contrary, [*] for [*] or [*] as a [*] (but not including the [*], pursuit of [*], and any other legal and related [*] claims of [*]), shall be limited to [*] times the amount of the license fees paid [*] for the [*] Licensed Software for any [*] claim with respect to [*] of the Licensed Software in a [*], to the extent arising from (a) the [*] of the Licensed Software with any other product [*], even if [*] such [*] or, (b) a [*] to the Licensed Software made or [*] for the [*]. It is understood and acknowledged that the foregoing [*] for certain [*] claims shall [*], for all such claims in all proceedings in accordance with Section 10.1, subject to the limitations of Section 10.2(A).

          10.3 [*]
               ---

          10.4 Limitation.  THE FOREGOING PROVISIONS OF THIS ARTICLE 10 STATE
               ----------
THE ENTIRE LIABILITY AND OBLIGATIONS OF

                      * Confidential Treatment Requested

GENESYS, AND THE EXCLUSIVE REMEDY OF MCI, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LICENSED SOFTWARE OR ANY PART THEREOF.

               ARTICLE 11 -- LIMITATION OF LIABILITY AND REMEDIES

          11.1 THE PARTIES AGREE, [*] UNDER SECTION 5.4, AND 10, AND BOTH PARTIES CONFIDENTIALITY OBLIGATIONS UNDER SECTION 9 ABOVE, [*] FOR EACH CLAIM [*] OR THE [*] OF ANY LICENSED SOFTWARE [*] UNDER THE RELEVANT PURCHASE ORDER AND [*], ARISING IN ANY WAY OUT THIS AGREEMENT UNDER ANY CAUSE OF ACTION, [*].

                        ARTICLE 12 -- SOURCE CODE ESCROW

          12.1 Within thirty days of the signing of this Agreement and from time to time thereafter, but not more than sixty days following any subsequent Update of the Licensed Software, to secure MCI's rights hereunder Genesys shall place copies of its then current source code and documentation (the "Escrow Materials") for all the Licensed Software with Data Securities International, Fort Knox Escrow Services, Inc. or another independent escrow agent mutually satisfactory to MCI and Genesys on the standard terms and conditions of such agent and in accordance with the following provisions of this Article 12.

          12.2 Release of the Escrow Materials to MCI shall be on terms and conditions (including notice, redeposit and other provisions) to be agreed in the escrow agreement, but such release shall be granted whenever:

          (A) Genesys is unable or unwilling to perform its maintenance and/or support obligations under this Agreement or any separate agreement between the Parties with respect to maintenance and support; or

          (B) Genesys applies for or consents to the appointment of or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property; makes a general assignment for the benefit of creditors;

                      * Confidential Treatment Requested
commences a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or fails to contest in a timely or appropriate manner or acquiesces in writing to any petition filed against it in an involuntary case under such Bankruptcy Code or any application for the appointment of a receiver, custodian, trustee or liquidation of itself or of all or a substantial part of its property, or its liquidation, reorganization or dissolution.

          12.3 MCI is hereby granted a license to use such Materials upon their release to MCI only to perform and authorize the performance of such maintenance and/or support, and for no other purpose. Such escrow shall be established and maintained at the expense and for the sole benefit of MCI. Genesys warrants that the Escrow Materials will accurately reflect the then current version of the Licensed Software and will be sufficiently detailed and documented so as to permit a reasonably competent computer professional conversant in the languages(s) used by the Licensed Software to understand, maintain and modify the Licensed Software.

          12.4 Any dispute or disagreement between the Parties arising out of this Article 12 shall be resolved by arbitration in accordance with Section 14.4, provided that if the arbitrator(s) are unable to render an award within sixty (60) days of the demand for arbitration, through no fault or act of delay by MCI, the Escrow Materials shall be released to MCI notwithstanding the pendency of any such arbitration. At all time, the parties shall use their best efforts to expedite the arbitration proceedings. If the arbitrator(s) ultimately find that under the terms of this Agreement release of the Escrow Materials to MCI should not have occurred, MCI shall return the Escrow Materials to the Escrow Agent.

          12.5 The obligations of Genesys under this Article 12 shall remain in effect until the termination of the maintenance and support obligations of Genesys.

                       ARTICLE 13 -- TERM AND TERMINATION

          13.1 Term and Termination.  MCI may terminate this Agreement or any
               --------------------
license obtained hereunder upon ninety (90) days' prior written notice to Genesys.

          13.2 Return of Materials.  Upon termination of any license for any
               -------------------
reason, MCI shall immediately discontinue use of the relevant Licensed Software and Documentation and within ten (10) days certify in writing to Genesys that all copies of the Licensed Software and Documentation, in whole or in part, in any form, have either been returned to Genesys or destroyed in accordance with Genesys's instructions. Upon such termination Genesys shall immediately refund to MCI any related unamortized prepayments made by MCI for maintenance and support.

          13.3 Termination by Genesys.  Genesys may terminate a license granted
               ----------------------
hereunder with respect to any one or more Purchase Orders if MCI commits any material breach of the license grant set forth in Section 3 or the confidentiality obligations in Section 9 above and fails to remedy such breach within thirty
(30) days after written notice by Genesys of such breach and such material breach causes irreparable damage to Licensor or cannot adequately be remedied by the payment of monetary damages by Genesys.

          13.4 Effect of Termination.  Notwithstanding any termination of this
               ---------------------
Agreement, the following provisions shall survive: Articles 3 (except to the extent Genesys terminates this Agreement as a result of MCI's material breach of the license granted by such Article), 4 (to the extent of any amounts due and owing as of such termination), 5, 7, 8, 9, 10, 11, 12 and 14. All other rights and licenses granted hereunder will cease upon termination.

                             ARTICLE 14 -- GENERAL

          14.1 Assignment.  Neither party shall have the right to transfer,
               ----------
assign or otherwise dispose of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party. Notwithstanding the foregoing, (i) MCI may transfer or assign its rights and obligations, in whole or in part, to an Affiliate, provided that MCI shall, however, notify Genesys of such transfer or assignment, and (ii) Genesys may assign this Agreement as part of the sale of all or substantially all of its assets or as part of any transaction resulting in a change in control of Genesys, provided that Genesys shall notify MCI of such assignment and that MCI shall have the option of terminating (without prejudice to other provisions of this Agreement) any development obligations then in effect.

          14.2 Captions.  The captions used in this Agreement are included for
               --------
convenience only and shall not be considered part of this Agreement for any purpose.

          14.3 Governing Law.  This Agreement shall be governed, construed and
               -------------
enforced in accordance with the laws of the state of New York, without reference to conflict of laws principles.

          14.4 Dispute Resolution.  Any dispute arising out of or related to
               ------------------
this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of the Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA. The location of such a proceeding shall be mutually agreed by the parties or if agreement cannot be reached, then the location chosen by the arbitrator. This provision shall not preclude either party seeking injunctive relief as permitted hereunder in any court of competent jurisdiction. Unless the parties otherwise agree, all arbitration proceedings shall take place in San Francisco, California.

          14.5 Jurisdiction.  The federal and state courts within San Francisco,
               ------------
California, shall have exclusive jurisdiction with respect to any action sought by either party to enforce Section 14.4 above. Each party hereto expressly consents to the personal jurisdiction of, and venue in, such courts and service of process being effected upon it by registered mail and sent to the address set forth at the beginning of this Agreement.

          14.6 Independent Contractors.  The relationship of Genesys and MCI
               -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed (i) to give either party the power to direct or control the day-to-day activities of the other or (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

          14.7 Severability.  If any provision of this Agreement is held to be
               ------------
invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties further agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by mutually agreed substitute provision.

          14.8 No Waiver.  The failure of either party to enforce at any time
               ---------
any of the provisions of this Agreement shall not be deemed to be a waiver of the right of such party thereafter to enforce any such provisions.

          14.9 Force Majeure.  Except for the obligation to make payments,
               -------------
nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.

          14.10  Notices.  Any required notices hereunder shall be given in
                 -------
writing at the address of each party set forth above, or to such other in the manner contemplated herein, and shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

          14.11  U.S. Government Licensees.  Any use of the Licensed Software by
                 -------------------------
the U.S. Government is conditioned upon the Government agreeing that the Licensed Software is subject to Restricted Rights as provided under the provisions set forth in subdivision (c)(1)(ii) of Clause 252.227-7013 of the Defense Federal Acquisition Regulations Supplement, or the similar acquisition regulations of other applicable U.S. Government organizations.

          14.12  Entire Agreement.  This Agreement and Exhibits attached hereto
                 ----------------
and incorporated herein constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous agreements or representations, oral or written, relating to this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party. Both parties acknowledge having read the terms and conditions set forth in this Agreement and Exhibits attached hereto, understand all terms and conditions, and agree to be bound thereby.

          IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date set forth above.

GENESYS TELECOMMUNICATIONS               MCI TELECOMMUNICATIONS
LABORATORIES                             CORPORATION


/s/ Gregory Shenkman                     /s/ H.A. Shartel
---------------------------              -------------------------------------
Signature                                Signature

Gregory Shenkman, President              H.A. Shartel, Sr. Manager Procurement
---------------------------              -------------------------------------
Printed Name and Title                   Printed Name and Title

January 31, 1996                         February 7, 1996
---------------------------              -------------------------------------
Date                                     Date

                                   EXHIBIT A
                                   ---------

                               LICENSED SOFTWARE

                                   EXHIBIT A



                                      [*]






                       *Confidential Treatment Requested

                      ADDENDUM TO MASTER LICENSE AGREEMENT



This ADDENDUM ("Addendum") is entered into this 1st day of February, 1996 ("Effective Date"), by and between Genesys Telecommunications Laboratories ("Genesys"), a California corporation with offices at 1111 Bayhill Drive, Suite 180, San Bruno, CA 94066 and MCI Telecommunications Corporation ("MCI"), a Delaware corporation with offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

In consideration of the promises and conditions of this Addendum, the parties agree as follows:

                                   BACKGROUND

A. Genesys and MCI have entered into a Master Software License Agreement dated January 31, 1996 (the "Agreement").

B.   The parties desire to amend the Agreement as set forth in this Addendum.

                                   AMENDMENT

1. AMENDMENT OF AGREEMENT. This Addendum hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Addendum. The relationship of the parties shall continue to be governed by the terms of the Agreement as amended.

2. DEFINITIONS. A used in this Addendum, all capitalized terms shall have the meanings assigned to such terms in this Addendum, or, if not specified in this Addendum, the meanings defined elsewhere in the Agreement.

3. ACCEPTANCE OF EXISTING SYSTEMS. MCI agrees to accept prior to December 31, 1995, the Software Licenses provided for the following projects:

     (i)    The MCI Diamond Center
     (ii)   The MCI-ICSD Compaq Project
     (iii)  The MCI NILE Project

4.   MODIFICATIONS TO THE AGREEMENT.

     4.1 Section 10 of the Agreement is amended by adding the following subsection.

               10.5 Indemnity Contingent on Purchase of Maintenance.
                    -----------------------------------------------

               [*] contained in this section 10, [*] of any kind with respect [*] for [*] of any Licensed Software for which [*] at the time such [*].

5. ENTIRE AGREEMENT. This Addendum and the Agreement constitute the entire Agreement between the parties in connection with the subject matter of this Addendum and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

IN WITNESS WHEREOF, Genesys and MCI have caused this Addendum to be executed by their duly authorized representatives, effective as of the Effective Date set forth above.



AGREED TO AND ACCEPTED BY:

GENESYS TELECOMMUNICATIONS               MCI TELECOMMUNICATIONS
LABORATORIES                             CORPORATION


/s/ Gregory Shenkman                     /s/ H.A. Shartel
------------------------------           --------------------------------
Signature                                Signature


Gregory Shenkman, President              H.A. Shartel Sr Mgr--Procurement
------------------------------           --------------------------------
Printed Name and Title                   Printed Name and Title


February 1, 1996                         February 7, 1996
------------------------------           --------------------------------
Date                                     Date

                       *Confidential Treatment Requested

                AMENDMENT NUMBER ONE TO MASTER LICENSE AGREEMENT



     This AMENDMENT NUMBER ONE (the "Amendment") is entered into this 26th day of February, 1997 ("Effective Date"), by and between Genesys Telecommunications Laboratories, Inc. ("Genesys"), a California corporation with a principal place of business at 1155 Market Street, 11th Floor, San Francisco, CA 94103 and MCI Telecommunications Corporation ("MCI"), a Delaware corporation with offices at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

In consideration of the promises and conditions of this Amendment, the parties agree as follows:


                                   BACKGROUND

A. Genesys and MCI have entered into a Master Software License Agreement dated January 31, 1996 (the "Agreement"); and

B. Genesys and MCI have entered into a Master Consulting Agreement as of even date herewith, pursuant to which Genesys has undertaken to incorporate certain functionality in the development of an intelligent network call router software product that will be developed through enhancements and modifications to certain of Genesys' products; and

C. Genesys and MCI desire to amend the Agreement to reflect agreed upon terms and conditions under which MCI will license such call router software product and other Genesys products; and

D. The parties desire to amend the Agreement as set forth in this Amendment Number One.


                                   AMENDMENT

1. AMENDMENT OF AGREEMENT. This Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Amendment. The relationship of the parties with respect to the subject matter hereof shall continue to be governed by the terms of the Agreement as amended.

2.   EXHIBITS.

     a. Licensed Software and Pricing. Exhibit A to the Agreement is hereby deleted in its entirety and replaced by a new Exhibit A attached hereto as Schedule A.

     b. MCI Minimum Purchase Guarantee. A new Exhibit B to the Agreement attached hereto as Schedule B is hereby incorporated by reference.


3.   DEFINITIONS.

     As used in this Amendment, all capitalized terms shall have the meanings assigned to such terms in this Amendment, or, if not specified in this Amendment, the meanings defined elsewhere in the Agreement.

     a.   Section 1.2 is modified, in part, to read as follows:

          " . . . of the Licensed Software as (i) accepted by MCI pursuant to the MCA, if applicable, or (ii) described in Genesys' current Documentation, published product description and technical manuals, together in either case with such other performance . . . part of MCI's Purchase Order, either . . ."

     b.   Section 1.4 is modified, in part, to read as follows:

          ". . . the serial number and location on which the Licensed Software is deployed as to which MCI shall notify Genesys in a written quarterly report within thirty (30) days following the end of the calendar quarter during which the Licensed Software was deployed."

     c.   The following new sentence is added to the end of Section 1.6:

          "The software programs set forth on Exhibit A attached hereto may be modified by Genesys from time to time; provided, however, that the Licensed Software designated as Genesys Network Applications in Exhibit A hereto shall at all times comply with the specifications set forth in Exhibit A-SOW-1 to the MCA which shall constitute the Applicable Specifications for such Network Applications unless otherwise mutually agreed to by the parties."

     d.   Section 1.7 is modified, in part, to read as follows:

          " . . .  the Licensed Software; provided, however, that this Section
1.7 shall have no application to Network Applications."

     e.   The following new definitions are added to Article 1 "DEFINITIONS."

          "1.8 "Advanced T-Server Functionality" shall have the meaning specified in Section 4.7(C)."

          "1.9 "Basic T-Server Functionality" shall have the meaning specified in Section 4.7(B)."

          "1.10   "Customer" shall mean a third party end-user of the Premises
Software and network-based call routing and other related services provided directly by MCI or an MCI Affiliate which utilize the Licensed Software within the scope of the licenses granted hereunder."

          "1.11 "Eligible Fees" shall mean the aggregate of (i) all [*], but not including the [*] and [*], and (ii) [*] dollars [*] in fees for (x) [*] provided under this Agreement and (y) [*] (as defined in the MCA) to the extent such [*] are provided to ensure that [*], and as to any of the foregoing [*] or by such [*] in interest [*] of this Amendment."

          "1.12 "Initial Network Applications Software" shall mean [*] and [*] of the Network Applications, provided that if such [*] upon their [*], then [*] of Network Applications shall be included in the Initial Network Applications Software until the earlier of (i) [*] of Network Applications are [*] or (ii) [*] of Network Applications are [*]."

          "1.13   "License Fee" shall mean such amount as results from a [*]
percent ([*]) [*] from the [*] for any Licensed Software as set forth on Exhibit A attached hereto, but subject to the provisions of Section 4.4."

          "1.14 "Network License Fee" shall mean the [*] dollar ([*]) payment paid [*] pursuant to Section 4.6 hereof."

          "1.15   "MCA" shall mean the Master Consulting Agreement entered into by the Parties as of even date herewith."

          "1.16  "MCI Competitor" shall have the meaning set forth in the MCA."

          "1.17 "Network Applications" shall mean that portion of the Licensed Software that is identified as Network Applications on Exhibit A hereto and that is designed to be deployed in a telecommunications carrier's network in order to provide network-based call routing and related services."

          "1.18 "Operating Environment" shall mean a configuration of substantially similar computer hardware platform(s), computer operating system(s) and external interfaces to a PBX, IVR and other similar critical network components."

          "1.19   "Premises Software" shall mean Licensed Software that a
Customer obtains in order to benefit from Basic T-Server Functionality and/or Advanced T-Server Functionality."

                      * Confidential Treatment Requested

          "1.20   "SMA" shall mean the Software Maintenance Agreement, as
amended, between Genesys and MCI dated January 31, 1996."

          "1.21 "TPS" shall mean the number of transactions per second that can be supported by Network Applications assuming that the Network Applications routing strategies are allocated as follows: (i) [*] percent [*] to [*], (ii) [*] percent [*] to [*], (iii) [*] percent [*] to [*] and (iv) [*] percent [*] to [*]."

          "1.22 "Transaction Fees" shall mean the fees that are payable to Genesys pursuant to Section 4.7."

4.   APPLICABILITY OF AGREEMENT.

     a. Section 2.1 is deleted in its entirety and replaced with the following:

          "This Agreement establishes the general terms and conditions under which MCI and its Affiliates shall now or in the future acquire from Genesys certain services and a license to use the Licensed Software."

     b. The first sentence in Section 2.3 is modified, in part, to read as follows:

          ". . . issuance of a purchase order by MCI and the written acceptance thereof by Genesys (herein referred to as a "Purchase Order"); provided, however, that a Purchase Order issued hereunder by an MCI Affiliate shall contain a provision stating that such Purchase Order shall be subject to the terms and conditions of the Agreement and incorporating this Agreement by reference modified so as to be made applicable between Genesys and such MCI Affiliate."

     c. The fourth sentence in Section 2.3 is deleted in its entirety and replaced with the following:

          "The pre-printed provisions on or attached to Purchase Orders, Genesys acknowledgment forms or other similar forms shall be deemed deleted with respect to the Purchase Orders placed hereunder and of no legal effect."

     d. The last sentence in Section 2.3 is modified, in part, to read as follows:

          ". . . and the terms (other than pre-printed terms) on any Purchase Order . . . in writing by Genesys' Chief Financial Officer or his designee and an MCI Vice President."

5.   LICENSE.

     a. The following two new sentences are added to the end of Section 3.1 of the Agreement:

                       *Confidential Treatment Requested

          "Genesys hereby grants to MCI the right to grant sublicenses of the foregoing rights (as well as the rights granted to MCI under Sections 3.3 and 3.4 below) to Customers to use the Premises Software, including without limitation the use of Documentation related thereto; provided, however, that such sublicenses shall be granted solely in connection with a Customer's use of products and/or services that utilize the Network Applications and are provided by MCI or MCI's Affiliates. Genesys further hereby grants to MCI the right to reproduce the Network Applications, Premises Software and related Documentation solely for the purposes of MCI's business and the businesses of its Affiliates; provided, however, that MCI shall within thirty (30) days following the end of each calendar quarter provide a quarterly report to Genesys which shall include, among other things, the Serial number, CPU type and location on which each new copy of the Network Applications and Premises Software is deployed."

     b. The first sentence in Section 3.2(A) is modified, in part, to read as follows:

          ". . . of a Purchase Order, Genesys will deliver to MCI an invoice for the License Fee and MCI shall pay the License Fee in accordance with the payment schedule specified in the Purchase Order or an exhibit or schedule thereto."

     c. The second sentence in Section 3.2(A) is modified, in part, to read as follows:

          "If an applicable Purchase Order provides for installation services to be performed by Genesys, unless otherwise provided for in such Purchase Order, the initial installation . . ."

     d. The following new sentence is added between the second and third sentences of Section 3.2 (A):

          "Unless otherwise provided in a Purchase Order ordering such services, MCI agrees to pay to Genesys its then standard rate for installation and implementation services."

     e.   The following new sentence is added to the end of Section 3.2(A):

          "Notwithstanding anything to the contrary herein, upon acceptance of the first copy of a specific release of any Licensed Software by MCI or any MCI Affiliate pursuant to this Section 3.2(A) or to Section 3.2(C) below, additional copies of the same release of such Licensed Software intended for a substantially similar Operating Environment shall be deemed accepted upon delivery to MCI or an MCI Affiliate. Furthermore, in the event any Licensed Software is deemed not to be accepted upon delivery to MCI pursuant to the preceding sentence or an applicable Purchase Order, then Section 4.1(ii) shall provide that [*] percent [*] of the [*] for such [*] shall be payable to Genesys [*] of such [*]."

     f.   The following new subsection (C) is added to Section 3.2:

                       *Confidential Treatment Requested

          "(C) Where Work (as that term is defined in the MCA) has been accepted by MCI pursuant to the MCA and is subsequently licensed hereunder as Licensed Software without being materially modified, such acceptance shall constitute acceptance of such Licensed Software pursuant to Section 3.2A above. However, where Work has been accepted by MCI pursuant to the MCA and is subsequently licensed hereunder as Licensed Software and has been materially modified prior to being so licensed, such Licensed Software shall be subject to Section 3.2(A) of this Agreement."

     g.   Section 3.4 is modified in part to read as follows:

          " . . . hardware substitution within thirty (30) days following the end of each calendar quarter as part of a quarterly report to Genesys which shall include, among other things, the serial number, CPU type and location on which each copy of the Licensed Software is deployed."

     h.   The following new sentence is inserted at the beginning of Section
3.5:

          "Genesys acknowledges that to the extent the Licensed Software may, pursuant to a specific Statement of Work, contain the intellectual property of MCI or its third party licensors licensed to Genesys pursuant to Section 9.1B(3) or jointly owned by MCI and Genesys pursuant to Section 9.1C of the MCA and that except as expressly provided therein, incorporation of such intellectual property in the Licensed Software shall not limit the ownership rights of MCI or such licensors in such intellectual property."

     i. The last sentence of Section 3.5 is deleted and replaced in its entirety to read as follows:

          "Except as to the underlying rights of MCI or its third party licensors as referred to in the first sentence of this Section 3.5, MCI shall have no other rights with respect to the Licensed Software other than the license expressly set forth herein."

     j.   Section 3.6(A) is modified, in part, to read as follows:

          ". . . or Documentation (except as otherwise provided in Sections 3.1 or 14.1);"

     k.   Section 3.6(C) is modified, in part, to read as follows:

          ". . . employees of MCI's Customers, dealers and distributors who use such Licensed Software solely for purposes of conducting business with MCI, and independent contractors and consultants who have a need to access the Licensed Software for the purpose of performing services for or on behalf of MCI and in accordance with the use restrictions contained herein; provided, however, Customers shall have access to the Premises Software pursuant to MCI's right to grant and authorize sublicenses under Section 3.1 hereof; or"

     l.   The following new Section 3.7 is added:

          "3.7  Enterprise License.  Upon the written request of either Party
                ------------------
after December 31, 1997, the Parties agree to conduct good faith negotiations to discuss the possibility of entering into an "enterprise license" agreement."

     m.   The following new Section 3.8 is added:

          "3.8  Value Added Reseller Agreement.  The parties agree to conduct
                ------------------------------
good faith negotiations to enter into a value added reseller agreement which would enable MCI to purchase for value added resale Licensed Software at the License Fee."

6.   PRICE AND PAYMENT; PURCHASE COMMITMENTS.

     a.   The heading of Article 4 is relabeled to read as follows:

          "ARTICLE-4 PRICE AND PAYMENT; PURCHASE COMMITMENTS"

     b. The first sentence of Section 4.1 is modified, in part, to read as follows:

          ". . . [*], if applicable, unless otherwise agreed to in writing by the parties hereto, in accordance . . ."

     c. The second sentence in Section 4.1 is modified, in part, to read as follows:

          "If the Purchase Order fails to specify a payment schedule, subject to
Section 3.2(A) hereof, the License Fee shall be due and payable as follows: (i) [*] percent [*] [*] of the [*] and (ii) [*] percent [*] [*] of the relevant [*]; and, [*] fees shall be payable [*] unless otherwise agreed to in writing by the parties hereto, within [*] days . . ."

     d.   Section 4.2 is modified, in part, to read as follows:

          "Except for [*] and . . . shall be paid within thirty (30) days . . ."

     e.   The following new Section 4.4 is added:

          "4.4 Increases in Licensed Software Prices.  The prices set forth on
               -------------------------------------
Exhibit A hereto may be [*] from time to time, upon [*] days [*], to [*] for the [*]. The parties agree that the prices set forth on Exhibit A shall be [*] of each year [*] for the [*], provided, further, that the prices to be set forth in Exhibit A for

                       *Confidential Treatment Requested

[*] that [*] during the calendar year shall [*] of such [*]. Notwithstanding the foregoing, in the event that [*] and [*] dollars [*] during any calendar year, then the prices set forth on Exhibit A as of [*] of that calendar year (as [*] pursuant to this Section 4.4) as well as the [*] to Exhibit A during such calendar year shall remain in effect for the entire calendar year. In the event that [*] during a calendar year in which [*] and [*] dollars [*] and [*] such [*] subject to such [*], then [*] equal to the [*] for such [*] as of [*] of such calendar year [*] to Exhibit A during such calendar year) and the [*]."

     f.   The following new Section 4.5 is added:

          "4.5  Minimum Purchase Guarantee.
                --------------------------

     (A) Commitment. [*] agrees to (i) issue to Genesys no later than [*],
         ----------
     Purchase Orders for Licensed Software which provide for the payment of License Fees that are [*] a total of [*] dollars [*] and (ii) [*] in accordance with the [*] and [*] set forth in Schedule B ("Minimum Purchase Commitment"). In the event that [*] as set forth in Schedule B hereto, then [*] an amount equal to the [*] and the [*] as of such date (a "[*]") within [*] days after such date. Any [*] paid to [*] shall be [*] future Purchase Orders for Licensed Software or services, to the extent of the [*] set forth in Section 1.11(ii). In consideration of the foregoing minimum purchase guarantee, [*] Licensed Software at the [*].

     (B) Limitations.  MCI's obligations under Section 4.5(A) are subject to the
         -----------
     following limitations:

          (i) If [*] Licensed Software pursuant to Section 3.2(A), its obligations under Section 4.5(A) shall be [*] of the Purchase Order to which such [*] Licensed Software relates.

                       *Confidential Treatment Requested

          (ii) If [*] pursuant to Section 5.2 or 10.1(D) of the Agreement, the [*] Purchase Order to which such [*] relates will nonetheless be [*] under Section 4.5(A).

          (iii) If [*] this Agreement to an [*] under Section 4.5(A).

          (iv)  If [*] this Agreement pursuant to Section 13.1 hereof [*] under
                Section 4.5(A)."

     g.   The following new Section 4.6 is added:

          "4.6 Network Applications Software Licenses.  On the Effective Date of
               --------------------------------------
Amendment Number One to this Agreement, MCI shall issue a Purchase Order to Genesys in the amount of [*] dollars ("[*]") (the "[*]") and to pay to Genesys the Network License Fee within thirty (30) days of receipt of an invoice from Genesys for such Network License Fee, and Genesys agrees to license hereunder to MCI in consideration for such Network License Fee the Initial Network Applications Software. [*].

      h.    The following new Section 4.7 is added:

          "4.7 Transactional Pricing. For the first [*] receiving services from
               ---------------------
[*] as set forth in the following pricing model; provided, however, that such model shall be [*] to the extent necessary for [*] that includes the [*]; provided, further, that such pricing shall continue to apply [*] unless one party notifies the other Party in writing within [*] days following [*] of the applicable [*].

     (A) Consultation Regarding Pricing of Services. [*] concerning the [*] or
         ------------------------------------------
     [*] to be paid by [*] for [*] and related services offered by [*] that utilize Premises Software; provided, however, that such [*] shall in [*] be interpreted to grant to [*] or otherwise [*] for such services.

     (B) Sites Employing Basic T-Server Functionality.  Where a  site employs
         --------------------------------------------
     [*] to support Network Applications [*] only ("[*]"), in consideration for such use, [*] the following amounts:

                       * Confidential Treatment Requested

          (i) [*] percent ([*]%) of the [*] received by [*] as a result of offering network-based [*] and related services that utilize [*] over the [*] a given Customer for its [*], including charges for queuing calls in the network. For example, [*] per call for network-based [*] and related services utilizing [*] over the [*] to such Customer for its [*], including charges for queuing calls in the network, then [*];

          (ii) notwithstanding the foregoing, [*] any Customer an [*] per call for network-based [*] and related services that utilize [*] over the [*] that [*] a given Customer for its [*], including charges for queuing calls in the network, [*] and an [*] that employs [*] to support [*]; provided, however, that if the Customer at such site has [*] and [*] and has continuously maintained such products by [*] at least up to the date that [*]

     (C)  Sites Employing Advanced T-Server Functionality.  Where a  site
          -----------------------------------------------
     employs [*] to support Network Applications [*], in consideration for such use, [*] the following amounts:

          (i) [*] percent ([*]%) of the [*] received by [*] as a result of offering network-based [*] and related services that utilize [*] over the [*] a given Customer for its [*], including charges for queuing calls in the network. For example, [*] per call for network-based [*] and related services utilizing [*] over the [*] to such Customer for its [*], including charges for queuing calls in the network, then [*]

          (ii) notwithstanding the foregoing, if [*] an [*] per call, for network-based [*] and related services that utilize [*] over the [*]

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               that [*] a given Customer for its [*], including charges for queuing calls in the network, [*] and an [*] that employs [*]; provided, however, that if the Customer at such site has [*] and [*] and continuously maintained such products by [*] at least up to the date that [*].

     (D) Statements and Payment.  Within [*] days after of the end of each
         ----------------------
     calendar [*] a statement calculating the [*] pursuant to Sections 4.6(B) and (C) above along with [*] of such [*].

     (E) Books and Records; Audit Rights.  MCI and its Affiliates agree to make
         -------------------------------
     and maintain for a period of [*] years after the applicable payment under
     Section 4.6(D) is due, such books, records and accounts regarding MCI's and its Affiliates' network-based call routing or related services that utilize either Basic or Advanced T-Server Functionality as reasonably required in order to calculate and confirm MCI's payment obligations hereunder. [*] If any such examination discloses a shortfall in payment to Genesys, [*] such amounts to Genesys ([*]), and, in addition, where such examination discloses a shortfall of [*] for any calendar year, [*].

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

7.   WARRANTY.

     a. The third sentence in Section 5.2 is modified, in part, to read as follows:

          ". . . and [*] and [*] under this limited Software Warranty (including Sections 5.5 and 5.6) shall be, at [*], (i) to [*] to attempt, through reasonable efforts, to [*] any material nonconformities discovered during the relevant [*] day warranty period (or at any time with respect to material nonconformities under Sections 5.5 and 5.6) or (ii) . . . the [*] or otherwise complies with the warranties in Sections 5.5 and 5.6, as applicable."

     b. The fourth sentence in Section 5.2 is modified, in part, to read as follows:

          ". . . nonconformity), upon receipt by Genesys of a written request from MCI, Genesys shall . . ."

     c. The fifth sentence in Section 5.2 is modified, in part, to read as follows:

          ". . . of the nonconformities by MCI and that in Genesys' reasonable judgment such nonconformities do not result from the Licensed Software having been used, adjusted . . ."

     d. The second sentence in Section 5.4 is modified, in part, to read as follows:

          ". . . a "virus" shall mean Object Code (as defined in the MCA) that is designed to cause and does cause Licensed Software to fail to comply with the Applicable Specifications."

     e.   The following new Section 5.5 is added:

     "5.5 Warranty Regarding Processing of Dates/Data Dependent Data.  The
          ----------------------------------------------------------
Licensed Software will provide [*] (including, but not limited to, [*] and otherwise [*] and that upon request [*] through adequate testing of the Licensed Software or otherwise [*] with this warranty."

     f.   The following new Section 5.6 is added:

     "5.6 Warranty Regarding Time Bombs.  No material portion of the Work is or
          -----------------------------
will be intended, other than under the documented control of MCI:

          (i) at some specific time or on a specific instruction or occurrence of a given event, to stop, limit or interfere with the operation of the Licensed Software in conformity with the Applicable
          Specifications;

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          (ii) to damage or materially alter or render inaccessible the Licensed
          Software, or any other hardware, software or data which the Licensed Software is designed to process or use, or any other hardware, programs or data attached to, resident on, or accessible to the system on which the Licensed Software may be executed or stored;

          (iii) to contain any feature which would impair in any way the operation of the Licensed Software including, but not limited to, software locks or drop-dead devices, date/time expiration codes, or serial number dependent passwords; or

          (iv) to otherwise be impaired in its operation now or in the future in any way by Genesys.

          Genesys shall be responsible for, indemnify and hold MCI harmless from any damages, costs, liabilities, and/or expenses (including without limitation reasonable attorneys' fees), arising out of the breach of this Section 5.6."

8.   PROPRIETARY RIGHTS.

     a.   The following new sentence is inserted at the beginning of Section
8.1:

          "Genesys acknowledges that to the extent the Licensed Software may, pursuant to a specific Statement of Work, contain the intellectual property of MCI or its third party licensors licensed to Genesys pursuant to Section 9.1B(3) or jointly owned by MCI and Genesys pursuant to Section 9.1C of the MCA and that except as expressly provided therein, incorporation of such intellectual property in the Licensed Software shall not limit the ownership rights of MCI or such licensors in such intellectual property."

     b. The second sentence of Section 8.1 is modified, in part, to read as follows:

          "Subject to the foregoing sentence, MCI acknowledges that Genesys and its licensors . . . remain the sole property of Genesys and its licensors."

     c. The third sentence in Section 8.1 is modified, in part, to read as follows:

          "Subject to the provisions of this Section 8.1, MCI shall not be an owner . . ."

9.   INTELLECTUAL PROPERTY RIGHT INDEMNITY.

     a. Section 10.1 is deleted in its entirety and replaced with the following:

     "10.1  Indemnity for Infringement of Intellectual Property Rights.  [*]
            ----------------------------------------------------------
agrees, [*] to [*] or, [*], to [*], any claim or action brought against [*], or [*], or [*] (collectively, the "Indemnified Parties" and individually an

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

"Indemnified Party") based on an allegation that the [*] of the Licensed Software within the scope of the license granted hereunder, which includes use of the Licensed Software as a part of a service, (a) infringes a patent under the laws of the [*] (the "Indemnified Countries") or (b) infringes a copyright, trademark or other intellectual property right of a third party (other than patent rights), or constitutes misuse or misappropriation of a trade secret under the laws of any country (a claim under either (a) or (b) herein, an "Infringement"), and to indemnify and hold harmless against all [*] which may be assessed against or incurred by any of such [*] under any such claim or action. Promptly after receipt [*], as applicable, of notice of any claim or action or the commencement of any claim or action for which indemnification or reimbursement may be sought hereunder, [*] shall give written notice to [*] thereof, but the failure to so notify [*] shall [*] of any liability it may have to [*] hereunder [*] shall be obligated to [*] of such claim or action, [*], and shall have the [*] and [*] over the [*] or [*] of such claim or action, provided that the [*] will be required to the extent any such [*] or [*] will impose any obligation whatsoever on [*] that is [*] or, [*] or [*], other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations [*]. The [*] shall have the right, [*] to [*] in the investigation [*] of such claim or action; [*]; provided, however, that notwithstanding the foregoing, [*] to a complaint for equitable relief in connection with a claim of [*] and upon notification [*] shall be [*] for its [*] until such time as [*]. The [*] shall otherwise provide reasonable [*] with respect to such claim or action, provided that [*] for its [*] with respect thereto. Moreover, should the Licensed Software, or any use of the Licensed Software within the reasonable scope of its intended use, become, or in [*], be likely to become, the subject of a claim or action of [*], or should [*] use thereof be finally enjoined, [*]:

(A)  [*] the right to [*] such Licensed Software; or

(B) [*] or [*] such Licensed Software to make it [*] provided such [*] or [*] is the functional equivalent of the Licensed Software in light of the Applicable Specifications, and [*] for any additional [*] and caused by any such [*] or [*]; or

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     (C)  If neither of the foregoing Subitems (A) and (B) can be reasonably accomplished, [*], to undertake to [*] or [*] the Licensed Software provided that (i) such [*] or [*] shall be treated as [*] as defined in the Master Consulting Agreement, (ii) [*] of such [*] or [*], and (iii) the undertaking of such [*] shall [*] of this Agreement; or

     (D) [*] its right to act under Subsection (C) above or if [*] (C) can not be reasonably accomplished, [*], as applicable, for all [*] of the [*] for the Licensed Software, provided that such amounts shall be [*] beginning with the [*] of the Licensed Software (i.e., a change from version A.x to version B.0) was delivered to [*]."

b. Section 10.2 is deleted in its entirety and replaced with the following:

"10.2.  Exceptions.
        ----------

     (A) Notwithstanding the provisions of Section 10.1 above, [*] for [*] claims to the extent (i) the Licensed Software is not or ceases to be an element of the alleged [*], (ii) the alleged [*] is based upon a [*] to the Licensed Software [*], or (iii) the alleged [*] results from the [*] of the Licensed Software with any products not [*] (a "Combination") where the Combination is [*] of the Licensed Software. If an alleged [*] is based upon a Combination and at the time of such claim or thereafter products are [*] that could result in a [*] Combination, then the Parties will meet to discuss the option of [*].

     (B) Notwithstanding anything in Section 10.1 to the contrary, where the Licensed Software is being [*] in its [*] or [*] as a [*] (but not including the [*], pursuit of [*], and any other legal and related expenses [*] claims of [*]), shall be limited to [*] times the amount of the License Fees paid [*] for the [*] Licensed Software for any [*] claim with respect to [*] of the Licensed Software in a [*], to the extent arising from (a) the [*] of the Licensed Software with any other product [*], even if [*] such [*] or, (b) a [*] to the Licensed Software made or [*] for the [*].

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          It is understood and acknowledged that the foregoing [*] for certain
          [*] claims shall [*], for all such claims in all proceedings in accordance with Section 10.1, subject to the limitation of Section
          10.2 (A).

          (C) Notwithstanding anything in Section 10.1 or 10.2 B to the contrary, where the Network Applications and Premises Software is being utilized to provide [*] to Customers, [*], including without limitation [*] or [*] as a [*] (collectively, "Liability") for any [*] claim with respect to such use of the Licensed Software in a [*], to the extent such Liability arose out of or resulted from a [*], shall [*] percent ([*]%) of such Liability. It is understood and acknowledged that the foregoing [*] claims shall [*] in all proceedings in accordance with Section 10.1 [*] but subject to the [*] of this Section 10.2(C). At such time as [*] under Section 10.1 as to a claim subject to this Section 10.2 C, then the [*] of this Section and the [*]."

     c. Section 10.4 is deleted in its entirety and replaced with the following:

     "10.4  Limitation. THE FOREGOING PROVISIONS OF THIS ARTICLE 10 STATE THE
            ----------
ENTIRE LIABILITY AND OBLIGATIONS OF GENESYS, AND THE EXCLUSIVE REMEDY OF ALL INDEMNIFIED PARTIES, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LICENSED SOFTWARE OR ANY PART THEREOF OR ANY WARRANTY OR REPRESENTATION RELATED THERETO."

     d.   The following new Section 10.6 is added:

     "10.6  Licensed Software.  "Licensed Software" for purposes of this Article
            -----------------
10 only, shall include, without limitation, [*] pursuant to the MCA to the extent [*] are used within the scope specified in Section 14.1 thereof, even if any of [*] are intended to be subsequently licensed by MCI or such MCI Affiliate pursuant to this Agreement as Licensed Software."

                                     -16-

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10.  LIMITATION OF LIABILITY AND REMEDIES.

     a.   Section 11.1 is modified, in part, to read as follows:

          ". . . UNDER THE RELEVANT PURCHASE ORDER.  [*] . . . "


11. TERM AND TERMINATION. Section 13.1 is modified, in part, to read as follows:

          ". . . upon one hundred eighty (180) days prior written . . ."

12.  ASSIGNMENT.

     a. The first sentence in Section 14.1 is modified, in part, to read as follows:

          ". . . consent of the other party, which consent shall not be unreasonably withheld or delayed."

     b. The second sentence in Section 14.1 is modified, in part, to read as follows:

          ". . . transfer or assignment, and (ii) either party may assign this Agreement as part of the sale of all or substantially all of the business assets to which this Agreement relates or as part of any transaction resulting in a merger, consolidation or other change in control of the assigning party, provided that the assigning party shall notify the non-assigning party of such assignment."

13. DISPUTE RESOLUTION. The sixth sentence in Section 14.4 is modified, in part, to read as follows:

          "The arbitrator's decision shall be final and binding."

14. ENTIRE AGREEMENT. This Amendment and the Agreement, and to the extent referenced herein or in the Agreement, the MCA, constitute the entire Agreement between the parties in connection with the subject matter of this Amendment and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

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IN WITNESS WHEREOF, Genesys and MCI have caused this Amendment Number One to be executed by their duly authorized representatives, effective as of the Effective Date set forth above.

AGREED TO AND ACCEPTED BY:

GENESYS TELECOMMUNICATIONS          MCI TELECOMMUNICATIONS
LABORATORIES, INC.                  CORPORATION

/s/ Gregory Shenkman                /s/ John W. Gerdelman
--------------------------          -----------------------------
Signature                           Signature

Gregory Shenkman                    John W. Gerdelman
President and Chief
 Executive Officer
--------------------------          -----------------------------
Printed Name and Title              Printed Name and Title

February 26, 1997                   February 26, 1997
--------------------------          -----------------------------
Date                                Date

                                  SCHEDULE A

                                   EXHIBIT A

                         LICENSED SOFTWARE AND PRICING
                         -----------------------------

                                      [*]

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

                                   SCHEDULE B

                                   EXHIBIT B

                          MINIMUM PURCHASE COMMITMENT
                          ---------------------------


                                      [*]

                      * Confidential Treatment Requested